EXHIBIT 4.1

                            W.P. STEWART & CO., LTD.
                       2001 EMPLOYEE EQUITY INCENTIVE PLAN

Section 1. Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company and its Affiliates in attracting and retaining full-time employees capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to afford such persons an opportunity to acquire a proprietary interest in the Company.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

            (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and
(ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

            (b) "Award" shall mean any Option or Restricted Shares, granted under the Plan.

            (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

            (d) "Board" shall mean the Board of Directors of the Company.

            (e) "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

            (f) "Committee" shall mean the Compensation Committee of the Board that is hereby designated by the Board to administer the Plan.

            (g) "Company" shall mean W.P. Stewart & Co., Ltd., a Bermuda company, and any successor company.

            (h) "Director" shall mean a member of the Board.

            (i) "Eligible Person" shall mean any full-time employee of the Company or its Affiliates whom the Committee determines to be an Eligible Person.

            (j) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares as of a given date shall be the closing sales price as reported by New York Stock Exchange, Inc. ("NYSE") on such date, or if the NYSE is not open for trading on such date, on the most recent preceding date when it is open for trading.


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            (k) "Incentive Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

            (l) "Non-Qualified Share Option" shall mean an option granted under
Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

            (m) "Option" shall mean an Incentive Stock Option or a Non-Qualified Share Option.

            (n) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

            (o) "Person" shall mean any individual, corporation, partnership, association or trust.

            (p) "Plan" shall mean the 2001 W.P. Stewart & Co., Ltd. Employee Equity Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

            (q) "Restricted Shares" shall mean any Shares granted under Section 6(b) of the Plan.

            (r) "Share" or "Shares" shall mean shares, $0.001 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

            (s) "vest" shall mean, in the case of a Share subject to an Option, to become purchasable by the Participant pursuant to such Option, and, in the case of a Restricted Share, to become no longer subject to forfeiture by the Participant.

Section 3. Administration

            (a) Power and Authority of Management and the Committee. The Plan shall be administered by the management of the Company, subject to oversight by the Committee. Subject to the express provisions of the Plan and to applicable law, the management of the Company shall have full power and authority to: (i) designate Participants as instructed by the Committee or based upon the recommendations of management of the Company, which the Committee shall periodically review and approve; (ii) determine the type or types of Awards to be granted by the Committee on behalf of the Company to each Participant under the Plan, subject to approval by the Committee; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award, subject to approval by the Committee; (iv) determine the terms and conditions of any Award or Award Agreement, subject to approval by the Committee; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Shares; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Company, subject to approval by the Committee; (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan, subject to review by the Committee; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as management shall deem appropriate for the proper administration of the Plan, subject to review by the Committee; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the


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Committee and the management of the Company as provided above, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

            (b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors or to a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

            (c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4. Shares Available for Awards

            (a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 1,500,000, provided, that (i) each Award made in each respective calendar year shall be substantially in the proportions set forth in Exhibit A hereto; provided, however, that each Award shall specify whether and, if so, how many Restricted Shares must be purchased by the Participant as a condition to the vesting of the Options included in such Award, and (ii) the aggregate number of Shares that may vest under the Plan in any calendar year shall not exceed 1% of the Company's outstanding Shares on a fully diluted basis. Shares to be delivered under the Plan may be either authorized but unissued Shares to be issued by the Company or existing issued Shares which the Company causes to be transferred to the Participant. Any Shares that are used by a Participant as full or partial payment of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates in whole or in part without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 1,500,000, subject to adjustment as provided in the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

            (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

            (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, share split, reverse share split, reorganization, amalgamation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award;


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provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

Section 5. Eligibility

      Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee shall periodically review the recommendations of management of the Company and may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, Incentive Stock Options may only be granted to full time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards

            (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with any additional terms and conditions not inconsistent with the provisions of the Plan:

                  (i) Exercise Price. The purchase price per Share purchasable under an Option shall be the Fair Market Value of a Share on the date of grant of such Option.

                  (ii) Vesting. Options shall vest over periods of up to seven years in equal amounts on each anniversary of the date of grant, and the portion that vests on a particular date may be considered a separate option.

                  (iii) Exercise Period. The vested portion of each Option shall be exercisable only during the 365-day period commencing on and including the vesting date (the "Exercise Period"). Under no circumstances shall an Option be exercisable after the tenth anniversary of the date on which it was granted.

                  (iv) Time and Method of Exercise. Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office within the Exercise Period. The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment of the purchase price. The Participant may pay the option price in cash, by check (bank check, certified check or personal check), by money order, or (i) by delivering to the Company for cancellation, by way of a purchase of its own Shares by the Company made in compliance with Section 42A of the Companies Act 1981 of Bermuda, or by transferring to a nominee of the Company, vested Shares of the Company that the Participant has held for at least six (6) months as of the date of exercise, with a Fair Market Value as of the date of exercise equal to the option price or the portion thereof being paid by tendering such Shares; (ii) by delivering to the Company the full option price in the Participant's full recourse liability promissory note, in such form as the Company shall require, secured by the Shares received thereunder with a term not to exceed three years, which promissory note shall provide for interest on the unpaid balance thereof equal to the greatest of (A) 10%, (B) the applicable U.S. federal short-term rate under Section 1274(d) of the Code or any counterpart to such rate as may be prescribed under the tax laws of the Participant's country of residence


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or employment, as appropriate, as of the date of exercise, or (C) a market rate, as determined by the Company as of the date of exercise; or (iii) by delivering a combination of cash, the Participant's promissory note and Shares of the Company with an aggregate Fair Market Value as of the date of exercise and a principal amount equal to the option price. If the Participant pays all or part of the option price by the Participant's promissory note, any aggregate unpaid balance due under said note shall accelerate and become immediately payable in full upon termination of employment for any reason whatsoever.

                  (v) Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of Options which are intended to qualify as Incentive Stock Options:

                        (A) The aggregate Fair Market Value (determined as of
                  the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall not exceed $100,000.

                        (B) Unless sooner exercised, in the case of a grant of
                  an Incentive Stock Option to a participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five years from the date of grant.

                        (C) The purchase price per Share for an Incentive Stock
                  Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Inventive Share Option.

                        (D) Any Incentive Stock Option authorized under the Plan
                  shall contain all provisions required in order to qualify the Option as an Incentive Stock Option.

                  (vi) Option Agreement. The Company and the Participant shall execute an Option Agreement with respect to each grant of an Incentive Stock Option in substantially the form attached hereto as Exhibit B or a similar form with respect to each grant of a Non-Qualified Share Option, with such differences as shall be necessary to reflect the fact that such Option is not intended to constitute an Incentive Stock Option and/or such differences as the Company may consider necessary or appropriate under the laws of the Participant's country of residence or employment (or, in either case, such other form as the Company shall determine).

            (b) Restricted Shares. The Committee is hereby authorized to grant Participants the right to purchase Restricted Shares with the following terms and conditions and with any additional terms and conditions not inconsistent with the provisions of the Plan:

                  (i) Price. The purchase price per Share purchasable pursuant to a Restricted Share Award shall be the Fair Market Value of a Share on the date of grant, less up to 20%, as determined by the Committee in its discretion on the date of such grant.


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

                  (ii) Vesting. Restricted Shares shall vest in equal amounts each calendar quarter for a period of 28 quarters (seven years), commencing with the quarter ending after the date of grant; provided, however that Restricted Shares purchased by any resident of the United Kingdom shall vest immediately, subject to call in whole or in part by the Company under the related Purchase Agreement described in clause (iv) below in the event of termination of Participant's employment during that period.

                  (iii) Payment. The aggregate purchase price for Restricted Shares shall be paid either in cash, by secured promissory note or a combination thereof. If all or a portion of such purchase price is paid by a promissory note, the Participant shall deliver a Promissory Note and a Pledge and Assignment Agreement substantially in the forms attached hereto as Exhibit C, subject to inclusion of such additional or different provisions as the Company may consider necessary or appropriate under the laws of the Participant's country of residence or employment, (or such other form as the Company shall determine).

                  (iv) Purchase Agreement. The Company and the Participant shall execute a Purchase Agreement with respect to each grant of Restricted Shares substantially in the form attached hereto as Exhibit D, subject to inclusion of such additional or different provisions as the Company may consider necessary or appropriate under the laws of the Participant's country of residence or employment, (or such other form as the Company shall determine).

                  (v) No Share Certificates. Any unvested Restricted Shares granted under the Plan shall not be represented by certificates, and the Participant's ownership of the Shares shall be evidenced only in the register of shareholders of the Company.

                  (vi) Forfeiture. Upon termination of employment during the applicable restriction period, all then unvested Restricted Shares shall be forfeited and reacquired by the Company in accordance with the terms and conditions of the Purchase Agreement.

            (c) General

                  (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                  (ii) Limits on Transfer of Awards. No Option and no right under any such Option shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant. Each Option or right under any Option shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Option or right under any such Option may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

                  (iii) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable securities laws and regulatory requirements, and the Company may cause appropriate entries to be made to reflect such restrictions. If any securities of the Company are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.


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

Section 7. Amendment and Termination; Adjustments

            (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

                  (i) would violate the rules or regulations of the NYSE or any other securities exchanges that are applicable to the Company; or

                  (ii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

            (b) Amendments to Awards. The Committee may waive or approve the waiver of any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in the Award Agreement, the Company may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

            (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. Income Tax Withholding

      In order to comply with all applicable income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Company, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value at that time equal to the amount of such taxes or (ii) delivering to the Company, by way of a purchase of its own Shares by the Company made in compliance with Section 42A of the Companies Act 1981 of Bermuda, or by transferring to a nominee of the Company, Shares, other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award, with a Fair Market Value at that time equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. General Provisions

            (a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.


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

            (b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

            (c) Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

            (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

            (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

            (f) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of Bermuda without regard to conflict of laws principles.

            (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

            (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

            (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

            (j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10. Effective Date of the Plan

      The Plan shall be effective as of July 24, 2001 (the "Effective Date"), provided that no Option shall be exercisable prior to approval of the Plan by the shareholders of the Company.


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Section 11. Term of the Plan

      No Award shall be granted under the Plan after three years from the Effective Date or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan; provided, however, that unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date.


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                                    EXHIBIT A

             Year               Restricted Shares           Options
             ----               ------------------          -------
             2001               33%                             67%
             2002               20%                             80%
             2003               10%                             90%


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

                                    EXHIBIT B

                    FORM OF INCENTIVE STOCK OPTION AGREEMENT

                            W.P. STEWART & CO., LTD.
                        INCENTIVE STOCK OPTION AGREEMENT

      This Incentive Stock Option Agreement (the "Agreement") is made this _____ day of ___________, _____, by and between W.P. Stewart & Co., Ltd., a Bermuda company (the "Company") and _____________________, an individual resident of _______________, ______________ ("Employee").

      WITNESSETH, THAT:

      WHEREAS, the Company has adopted the W.P. Stewart & Co., Ltd. 2001 Employee Equity Incentive Plan (the "Plan") which is attached hereto as Exhibit A and which permits issuance of share options for the purchase of shares of the Company, and the Company has taken all necessary actions to grant the following option pursuant and subject to the terms of the Plan.

      NOW THEREFORE, in accordance with the terms and conditions of the Plan and the mutual covenants herein contained, the parties hereto agree as follows:

      All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

      1. Grant of Option. As more fully described in Section 2 hereof, the Company hereby grants Employee the right and options (collectively, the "Option") to purchase all or any part of an aggregate of ___________________ (_____) shares of the Company, par value US$0.001 per share ("Shares"), at the Option price of US$______ per share on the terms and conditions set forth in this Agreement and in the Plan. It is understood and agreed that the Option price is the per share Fair Market Value of such Shares on the date of this Agreement. The Option is intended to be an Incentive Stock Option governed by the provisions of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). The terms of the Plan and the Option shall be interpreted and administered so as to satisfy the requirements of the Code. The Option is issued pursuant to the Plan and is subject to its terms.

      The Option shall terminate at the close of business [seven (7)] years from the date hereof or such shorter period as is prescribed herein.

      2. Vesting of Option Rights.

      (a) Except as otherwise provided in Section 3 of this Agreement, the Option may be exercised by Employee in accordance with the following schedule:

           On or after each of                        The option to purchase
           the following dates                       the following number of
        (each, a "Vesting Date")                    Shares shall be exercisable
        -----------------------------------------------------------------------
      [List up to 7 anniversaries
         of the date of grant.]

Notwithstanding the foregoing, (i) the Option shall in no event be exercisable prior to the approval of the Plan at a general meeting of the Company and (ii) the Option may be exercised as to 100% of the Shares for which the Option was granted on the date of a "change of control", as hereinafter defined. A "change of control" shall mean any of the following: (i) the consummation of an amalgamation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such amalgamation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such amalgamation or other reorganization; (ii) a public announcement that any person has acquired beneficial ownership of 51% or more of the then outstanding shares of the Company and, for this purpose, the terms "person" and "beneficial ownership" shall have the meanings provided in
Section 13(d) of the U.S. Securities Exchange Act of 1934 or related rules promulgated by the U.S. Securities and Exchange Commission; (iii) the commencement of or public announcement of an intention to make a tender or exchange offer for 51% or more of the then outstanding shares of the Company;
(iv) a sale of all or substantially all of the assets of the Company; or (v) the Board of Directors of the Company, in its sole and absolute discretion, determines that there has been a sufficient change in the share ownership of the Company to constitute a change in control of the Company.

      (b) Employee may exercise the Option, with respect to those Shares as to which the Option shall have vested (as defined in the Plan) in accordance with the vesting schedule set forth above, at any time within a period of 365 days commencing on and including the respective Vesting Date for such Shares (the "Exercise Period"). The Option shall expire, as of the close of business on the last day of an Exercise Period, as to any unexercised portion of the Option that shall have vested on the Vesting Date included in such Exercise Period, but not as to any Shares as to which the Option may vest after such Exercise Period.

      (c) Employee understands that to the extent that the aggregate Fair Market Value (determined at the time the Option was granted) of the Shares with respect to which all options that are Incentive Stock Options within the meaning of Section 422 of the Code are exercisable for the first time by Employee during any calendar year exceed $100,000, in accordance with
      Section 422(d) of the Code, such options shall be treated as options that do not qualify as Incentive Stock Options.

      3. Exercise of Option after Death or Termination of Employment. The Option shall terminate and may no longer be exercised if Employee ceases to be employed by the Company or its Affiliates, except that:

      (a) If Employee's employment shall be terminated for any reason, voluntary or involuntary, other than for "Cause" (as defined below) or Employee's death or disability (as set forth in Section 3(c)), Employee may at any time within a period of [ninety (90)] days after such termination exercise the Option to the extent the Option was exercisable by Employee on the date of the termination of Employee's employment. Employee understands that if the Option or any portion of the Option is exercised later than ninety days from the date of termination of employment, the Option or such portion of the Option may not qualify for treatment as an Incentive Stock Option within the meaning of Section 422 of the Code.

      (b) If Employee's employment is terminated for Cause, the Option shall be terminated as of the date of the act giving rise to such termination. As used herein, "Cause" shall mean (i) Employee's willful failure to comply with any lawful directive of the Board of Directors of the Company or any of its Affiliates, (ii) dishonesty, gross negligence or malfeasance by Employee in the performance of Employee's duties, (iii) conviction of any felony, (iv) conviction of any crime relating to the trading of securities or commodities, the provision of investment advisory services, the financial services industry or Employee's services to the Company or its Affiliates, (v) the occurrence of any event specified in paragraphs (3) through (6) of Item 401(f) of SEC Regulation S-K ("bad conduct" rule) as in effect with respect to Employee (the "Rule"), or (vi) the entry by Employee into any agreement or undertaking with any governmental agency which shall have substantially the same effect as an order, judgment or decree described in subparagraph (3) of the Rule.

      (c) If Employee shall die while the Option is still exercisable according to its terms, or if employment is terminated because Employee has become disabled (within the meaning of Code Section 22(e)(3)) while in the employ of the Company or its Affiliates and Employee shall not have fully exercised the Option, such Option may be exercised at any time within 12 months after Employee's death or date of termination of employment for disability by Employee, personal representatives or administrators, or guardians of Employee, as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares Employee was entitled to purchase under the Option on the date of death, termination of employment, if earlier, or date of termination for such disability.

      (d) Notwithstanding the above, in no case may the Option be exercised to any extent by anyone after the termination date of the Option.

      4. Method of Exercise of Option.

      (a) Subject to the foregoing, the vested portion of the Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office within the Exercise Period for such vested portion. The date on which the Company receives such notice shall be considered the date of exercise for purposes of this Agreement. The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment of the purchase price.

      (b) Employee may pay the option price in cash, by check (bank check, certified check or personal check), by money order, or (i) by delivering to the Company for cancellation, by way of purchase of its own shares by the Company in compliance with Section 42A of the Companies Act 1981 of Bermuda, or by transferring to a nominee of the Company, vested Shares of the Company that Employee has held for at least six (6) months as of the date of exercise, with a fair market value as of the date of exercise equal to the option price or the portion thereof being paid by tendering such Shares; (ii) by delivering to the Company the full option price in Employee's full recourse liability promissory note (in such form as the Company may require) secured by the Shares received thereunder with a term not to exceed three years, which promissory note shall provide for interest on the unpaid balance thereof equal to the greatest of (A) 10%,
      (B) the applicable U.S. federal short-term rate under Section 1274(d) of the Code as of the date of exercise, or (C) a market rate, as determined by the Company as of the date of exercise; or (iii) by delivering a combination of cash, Employee's promissory note and Shares of the Company with an aggregate Fair Market Value as of the date of exercise and a principal amount equal to the option price. If Employee pays all or part of the option price by Employee's promissory note, any aggregate unpaid balance due under said note shall accelerate and become immediately payable in full upon termination of Employee's employment for any reason whatsoever.

      5. Miscellaneous.

      (a) Neither the Plan nor this Agreement shall (i) be deemed to give any individual a right to remain an employee of the Company or any of its Affiliates, (ii) restrict the right of the Company to discharge any employee, with or without cause, or (iii) be deemed to be a written contract of employment. Employee shall have none of the rights of a shareholder with respect to Shares subject to the Option until such Shares shall have been issued to Employee upon exercise of the Option and Employee has been registered in the register of shareholders of the Company as the holder of the relevant Shares.

      (b) The exercise of all or any parts of the Option shall only be effective at such time that the sale of Shares of the Company pursuant to such exercise will not violate any state or federal securities or other laws.

      (c) The Option may not be transferred, except by will or the laws of descent and distribution to the extent provided in subsection 3(c), and during Employee's lifetime the Option is exercisable only by Employee.

      (d) If there shall be any change in the Shares subject to the Option through an amalgamation, reorganization, recapitalization, dividend or other distribution, share split or other similar corporate transaction or event of the Company, appropriate adjustments shall be made by the

      Company in the number of Shares and the price per share of the Shares subject to the Option in order to prevent dilution or enlargement of the Option rights granted hereunder; provided, however, that the number of Shares subject to the Option shall always be a whole number.

      (e) The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this agreement.

      (f) If Employee shall dispose of any of the Shares acquired upon exercise of the Option within two (2) years from the date the Option was granted or within one (1) year after the date of exercise of the Option, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction, Employee shall promptly notify the Company of the dates of acquisition and disposition of such Shares, the number of Shares so disposed of, and the consideration, if any, received for such Shares. In order to comply with all applicable U.S. income tax laws or regulations, the Company may take such action as it deems appropriate to assure (i) notice to the Company of any disposition of the Shares of the Company within the time periods described above, and (ii) that, if necessary, all applicable U.S. payroll, withholding, income or other taxes are withheld or collected from Employee.

      (g) The Company, in its sole and absolute discretion, may allow Employee to satisfy Employee's income tax withholding obligations upon exercise of the Option by (i) having the Company withhold a portion of the Shares otherwise to be delivered upon exercise of the Option having a Fair Market Value at that time of withholding equal to the amount of income tax required to be withheld upon such exercise, in accordance with such rules as the Company may from time to time establish, or (ii) delivering to the Company, by way of purchase of its own shares by the Company in compliance with Section 42A of the Companies Act 1981 of Bermuda, or by transferring to a nominee of the Company, shares of the Company, other than the Shares issuable upon exercise of the Option, with a Fair Market Value at that time of transfer equal to such taxes, in accordance with such rules.

                       [Signature page follows this page]

      IN WITNESS WHEREOF, the Company and Employee have executed this agreement on the date set forth in the first paragraph.

                                              W.P. STEWART & CO., LTD.


                                              By:
                                                 -------------------------------

                                              Its:
                                                 -------------------------------

                                              EMPLOYEE:

                                              ----------------------------------

                                   Exhibit A to Incentive Stock Option Agreement

                              Plan

                                    EXHIBIT C

                            FORMS OF PROMISSORY NOTE
                                       AND
                         PLEDGE AND ASSIGNMENT AGREEMENT

                             SECURED PROMISSORY NOTE

US$_______                                             Dated: __________________

            FOR VALUE RECEIVED, ____________ an individual residing at ___________________________ ("__________"), hereby promises to pay to W.P.
Stewart Asset Management, Ltd., a company organized under the laws of Bermuda ("Lender"), or its assigns, in lawful money of the United States of America, in good and immediately available funds, the principal amount of ____________________________________________ (US$_______), payable in 28 quarterly installments (each, a "Principal Payment") on the 20th day following the end of each calendar quarter, commencing on ____________ (each, a "Payment Date") until paid in full. The undersigned further agrees to pay interest, in like funds, from the date hereof on the unpaid principal amount hereof from time to time outstanding at an annual rate equal to [ten percent (10%)] calculated on the basis of a 360 day year based on the actual number of days elapsed. Interest shall accrue commencing on the date hereof, and accrued interest shall be payable quarterly (each, an "Interest Payment") on the twentieth day following the end of each calendar quarter commencing on ______________.

            Any and all interest or principal outstanding hereunder may be prepaid at any time without penalty; provided, however, any prepaid principal shall be applied to reduce pro rata the outstanding principal over the remaining quarterly payment periods. All payments and prepayments on this Note shall be made to Lender at Trinity Hall, 43 Cedar Avenue, P.O. Box HM 2905, Hamilton HM LX, Bermuda or such other address provided by Lender to Borrower in writing. The holder of this Note is authorized to record the date and amount of each payment or prepayment of principal hereof on the schedule annexed hereto and made a part hereof, and any such recordation shall constitute prima facie evidence of the information so recorded; provided, that neither the failure of the holder hereof to make any such recordation nor the existence of any error in such recordation shall affect the obligations of Borrower hereunder.

            Notwithstanding anything to the contrary contained herein, any amounts of principal or interest which remain outstanding under this Note on _____________ shall be immediately due and payable on that date. If any payment under this Note is due on a day other than a Business Day, such payment shall be made on the last Business Day preceding such day. A "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks are required to be closed in New York City.

            If any payment of principal or interest due hereunder is not paid, Lender shall provide written notice thereof to Borrower specifying the amount overdue. If such amount has not been paid within seven (7) days after the receipt of such notice, there shall be an event of default, and all amounts outstanding under this Note may be declared to be, and thereupon shall become, immediately due and payable.

            If Borrower shall cease to be an employee of Lender and its affiliates, all amounts outstanding under this Note may be declared to be, and, upon such cessation and demand therefor, shall become, immediately due and payable ("Acceleration"), subject to the provisions of Section 6 of that certain Purchase Agreement, dated as of _______________, among W.P. Stewart & Co., Ltd., Lender and Borrower (the "Purchase Agreement").

            Borrower is obligated to pay the principal described herein and any stated interest thereon only to the holder of this Note at the address set forth above or as otherwise specified in writing, and only the person whose name has been notified to Borrower shall be entitled to payment of principal and interest on the obligation evidence hereby. This Note may be assigned or transferred by Lender to any affiliate without the consent of Borrower.

            This Note is secured by and enjoys the benefit of that certain Pledge and Assignment Agreement, dated as of ______________, between Lender and Borrower (the "Pledge"). In case an Event of Default (as defined in the Pledge) shall occur and be continuing, the principal of, and accrued interest on, this Note may be declared to be, and thereupon shall become, immediately due and payable.

            Borrower hereby expressly waives presentment, demand, protest or notice of any kind.

            This Note shall inure to the benefit of, and be binding upon, the successors and permitted assigns of Borrower.

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF BERMUDA WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

                                             ___________________________________
                                             Name:______________________________
                                             Address:___________________________
                                             ___________________________________
                                             ___________________________________

                                                                Schedule to Note

                              PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------
                      Amount of                                 Unpaid Notation
     Date         Principal Repaid       Principal Balance          Made By
--------------------------------------------------------------------------------

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                                      C-3

                         PLEDGE AND ASSIGNMENT AGREEMENT

            This PLEDGE AND ASSIGNMENT AGREEMENT (the "Agreement"), dated as of _____________, is between W.P. Stewart Asset Management, Ltd., a company organized under the laws of Bermuda ("Lender") and ______________, an individual residing at _____________________________("Borrower").

                                    RECITALS

            Lender is a wholly-owned subsidiary of W.P. Stewart & Co., Ltd., a company organized under the laws of Bermuda (the "Issuer"). The Issuer is the issuer of shares of the Company, par value US$0.001 per share (the "Shares"). On the date hereof, Borrower has subscribed for and is purchasing _______ Shares (the "Purchase Shares") from the Issuer pursuant to a certain Purchase Agreement of even date herewith among Lender, the Issuer and Borrower (the "Purchase Agreement") and under the terms of the W.P. Stewart & Co., Ltd. 2001 Employee Equity Incentive Plan (the "Plan").

            Lender has agreed to lend to Borrower a portion of the purchase price of the Purchase Shares (the "Loan"), which Loan shall be represented by a secured promissory note made by Borrower in favor of Lender, in substantially the form attached hereto as Exhibit A (the "Note"). Borrower is delivering the Note simultaneously herewith.

            As a condition to making the Loan represented by the Note, Lender requires that Borrower grant to Lender a first priority perfected security interest in the Purchase Shares and a first priority perfected security interest in and assignment to Lender of any and all Distributions (as such term is defined herein) received pursuant to the ownership of the Purchase Shares. To induce Lender to make such Loan, Borrower desires to grant the same to the Lender.

            In consideration of the mutual promises herein set forth, the parties hereto agree as follows:

            1. Definitions. Capitalized terms which are not otherwise defined in this Agreement shall have the definitions ascribed thereto in the Note.

            2. Security Interest. As security and collateral for the payment by Lender of the amounts due under the Note when and as due and payable, and for the due performance of and compliance with the terms and provisions of the Purchase Agreement and the Note by Borrower (collectively, the "Obligations"), Borrower hereby pledges, hypothecates, delivers, sets over, transfers and grants to Lender a security interest in, and assigns to Lender all of Borrower's right, title and interest, whether now owned or hereafter acquired, in and to the property described in Section 3 hereof (collectively and severally, the "Collateral").

            3. Collateral.

                  (a) The Collateral shall consist of the following:

                        i. All of the Purchase Shares now owned or hereafter acquired by Borrower, together with all certificates representing the same, if any, together with all new, substituted and additional securities, and certificates representing the same which are or may be issued at any time with respect to such Purchase Shares (collectively and severally, the "Pledged Shares").

                        ii. All rights of the holder of Pledged Shares with respect to such Pledged Shares, whether now existing or hereafter arising, including all rights to dividends and distributions, whether cash or otherwise, interests, rights, profits and other property, including securities, at any time received, receivable or otherwise distributed in respect of the Pledged Shares (collectively and severally, "Distributions");

                        iii. All books and records relating to the Collateral;
and

                        iv. All Proceeds (as such term is defined herein) of the Collateral. For purposes of this Agreement, "Proceeds" shall mean and include all proceeds, products, rents, profits, and anything else received or receivable upon the sale, collection, exchange, or other disposition, whether voluntary or involuntary, of Collateral or proceeds, including without limitation in connection with any distribution upon dissolution or merger of Lender or Borrower.

            (b) Upon the written request of Borrower, Lender shall release vested Shares from the security interest created by this Agreement, together with any proceeds thereof, if, after giving effect to such release of vested Shares, the value of the remaining Collateral would be at least equal to 150% of the Obligations then outstanding. For purposes of the foregoing computation, the value of each Share shall be deemed to be the average closing price per Share as reported on the New York Stock Exchange during the most recent 30 day period.

            4. Delivery of Pledged Shares. If at any time the Pledged Shares or any securities received as Distributions are represented by a certificate or certificates, Borrower shall deliver to Lender or its designated agent all of such certificates, together with a stock power or powers duly executed in blank therefor. Upon execution of this Agreement and the Note, Lender shall note the existence of the pledge and assignment created by this Agreement on the stock records of lender.

            5. Use of Distributions. In addition to any provisions of this Agreement governing of the administration of the Collateral, the following provisions shall govern the administration of the Pledged Shares and the Distributions:(a) All Distributions shall be paid into Borrower's account with Lender or such account as Lender from time to time may designate and shall be applied (i) first, to any and all Obligations due and payable at the time of any such Distribution, and any and all Obligations which are to become due and payable within 20 days following such Distribution (collectively, "Due and Payable Obligations"), and (ii) second, any excess shall be released to Borrower. Borrower hereby irrevocably appoints Lender as Borrower's attorney-in-fact to exercise such rights and powers as Borrower otherwise might exercise with respect to Distributions, including without limitation the right to endorse, receive, issue receipts for, or collect, by legal proceedings or otherwise, all Distributions, and to apply directly to the Due and Payable Obligations all such amounts received.

                  (b) After all Due and Payable Obligations have been satisfied in accordance with Section 5(a) and unless and until an Event of Default (as defined herein) shall have occurred and be continuing, Borrower shall have a license and be entitled to receive all of the remaining Distributions assigned and pledged pursuant to Section 3(a)(ii), as record and beneficial owner of the Pledged Shares; provided that the foregoing license and entitlement shall apply to Distributions of securities issued by Lender only if such securities have been pledged to Lender as additional Pledged Shares hereunder. Borrower shall receive and may retain all Distribution payments to which Borrower is entitled under this Section 5(b) and the same shall be released, automatically, and without any further action by Lender, from the lien created by this Agreement.

            6. Voting. Unless and until there shall have occurred and be continuing an Event of Default, Borrower shall be entitled to vote or consent with respect to the Pledged Shares in any manner not inconsistent with this Agreement, the Plan, the Purchase Agreement or any document or instrument delivered or to be delivered pursuant to or in connection herewith or therewith. Notwithstanding anything to the contrary set forth in this Section 6, Borrower hereby grants to Lender an irrevocable proxy for the Pledged Shares, to remain in effect during the term of this Agreement, entitling Lender to vote or consent in its discretion and to the extent permitted by applicable Law (as such term is defined herein) upon the occurrence and during the continuation of any Event of Default. Borrower shall deliver such further evidence of the foregoing proxy as Lender reasonably may request. For purposes of this Agreement, "Law" shall mean and include each and every constitution, treaty, law, rule, regulation, order, ordinance, statute, requirement, code, decree, directive, mandate, judicial or arbitral decision, permit or license, or any voluntary restraint, policy or guideline not having the force of law of any kind whatsoever issued by any governmental authority applicable to or affecting Lender, Borrower, the Note or the Purchase Agreement or the use, possession, maintenance, management, rental, income or profits of any property or any alteration to or restoration of any property.

            7. Defaults.

                  (a) For purposes of this Agreement, an "Event of Default" shall mean and include any non-payment of any amount due or failure to perform or default under, breach of or non-compliance with, this Agreement, the Plan, the Note or the Purchase Agreement, regardless of notice to Borrower thereof. In case an Event of Default shall have occurred and be continuing, Lender shall be entitled to exercise all of the rights, powers and remedies (whether under this Agreement or by law or otherwise, including without limitation those of a secured party under the Uniform Commercial Code as in effect in the jurisdiction of Borrower's residence) for the protection and enforcement of its rights in respect of the Collateral, including without limitation to take the following actions:

                        i. Vote and consent, give waivers and ratifications, exercise the proxy with respect to the Pledged Shares in accordance with Section 6, and otherwise act with respect to such Pledged Shares and the Collateral as though it were the outright owner thereof;

                        ii. Terminate Borrower's license to receive and retain Distributions and, instead, to receive and retain for itself all Distributions in respect of the Pledged Shares in accordance with Section 5(b);

                        iii. Foreclose or otherwise enforce Lender's security interest in the Collateral in any manner permitted by Law or provided in this Agreement;

                        iv. Prepare the Collateral, or any part thereof, for sale or other disposition in any manner and to the extent Lender in its absolute discretion deems appropriate;

                        v. Sell or otherwise dispose of the Collateral, or any part thereof, at one or more public or private sales at any place or places, on such terms and in such manner as Lender in its absolute discretion may determine;

                        vi. Require Borrower to assemble the Collateral and/or books and records relating thereto and make the same available to Lender at Lender's reasonable convenience;

                        vii. Recover from Borrower all costs and expenses, including without limitation reasonable attorneys' fees, which are incurred by Lender in exercising any right, power or remedy provided or permitted by this Agreement or by Law; or

                        viii. Enter into property where any Collateral or books and records relating thereto are located and take possession thereof, with or without judicial process.

                  (b) Without limiting the generality of the foregoing, Lender, in its absolute discretion, may restrict the prospective bidders or purchasers at any sale of Pledged Shares to persons or entities who or which agree to be bound by the terms of the call provisions of
Section 6 of the Purchase Agreement. Disposition of any or all of the Pledged Shares pursuant to any private sale made as provided above may be at prices and on other terms less favorable to Borrower than if the Pledged Shares were sold at a public sale. Lender has no obligation to delay the sale of any Pledged Shares for public sale under the Act. Any private or intrastate sale or sales of the Pledged Shares made in accordance with this Section 7(b) shall be conclusively deemed to have been made in a commercially reasonable manner.

                  (c) Borrower shall execute such applications, instruments and other documents that may be necessary in connection with obtaining, and will use its best efforts to obtain, any consent, approval, or authorization of any state, municipal, or other governmental department, agency, or authority which may be necessary to effectuate any sale or other disposition of some or all of the Pledged Shares in accordance with this Agreement.

                  (d) Upon any sale or other disposition of some or all of the Collateral pursuant to this Agreement, Lender shall have the right to deliver, assign and transfer the same to the purchaser or other transferee thereof, and each such purchaser or other transferee at any such sale or other disposition shall take and hold such Collateral free from any claim or right of any kind, including an equitable right of redemption, of Borrower, and Borrower specifically waives, to the fullest extent permitted by Law, all rights of redemption, stay or appraisal that it has or may have under any Law now existing or thereafter adopted.

            8. Cumulative Rights. The rights, powers and remedies of Lender under this Agreement shall be in addition to all rights, powers and remedies of Lender under any Law, the Plan, the Purchase Agreement, the Note or any other agreement or document, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Lender's security interest.

            9. Waiver. Any waiver, forbearance, failure or delay by or on the part of Lender in exercising, or the exercise or commencement of exercise by Lender of, any right, power or remedy shall not preclude the further, simultaneous or later exercise thereof, and every right, power or remedy of Lender shall continue in full force and effect unless and until such right, power or remedy is expressly waived in a writing signed by Lender.

            10. Successor. All rights of Lender under this Agreement shall inure to the benefit of Lender and its successors and assigns, and all obligations of Borrower hereunder shall be binding upon Borrower's heirs, successors, and legal representatives. This Agreement shall not be assigned by Borrower without the consent of Lender in its sole discretion.

            11. Severability. If any provision of this Agreement shall be declared illegal or unenforceable under any law, rule or regulation of any federal, state or local government, or any agency or bureau thereof, having jurisdiction over any of the parties hereto, such illegality or unenforceability shall not affect the validity and enforceability of any of the other provisions hereof, and the parties shall use reasonable efforts to modify this Agreement, to the extent possible, so as to eliminate such invalidity.

            12. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of Bermuda, without reference to conflicts of law provisions thereof.

            13. Amendment. This Agreement shall not be amended or modified except by a writing signed by both of the parties hereto.

            14. Notice. All notice or other communication given by either party in connection with this Agreement shall be in writing and delivered to the other party by United States registered or certified mail, postage prepaid, at the address set forth in the Note or to such other address as either party shall furnish by like notice.

            15. Termination. This Agreement shall terminate at such time as the Obligations terminate and have been paid or otherwise discharged in full. Upon such termination of this Agreement, and at the request of Borrower, Lender shall
(a) assign, transfer and deliver to Borrower such of the Collateral as may be in Lender's possession and which has not therefore been sold or otherwise applied or released pursuant to this Agreement, and (b) execute and deliver any documents and perform any acts reasonably necessary to implement the termination of this Agreement or the transfer of the Collateral.

            16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

                      [Signature page follows this page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           Borrower:

                                           _____________________________________

                                           Lender:
                                           W.P. STEWART ASSET MANAGEMENT, LTD.


                                           By:__________________________________
                                           Title:_______________________________

                                    Exhibit A to Pledge and Assignment Agreement

                                    The Note
                                (attached hereto)

                                    EXHIBIT D

                           FORM OF PURCHASE AGREEMENT
                               PURCHASE AGREEMENT

            This PURCHASE AGREEMENT (the "Agreement"), dated as of ______________, is among W.P. Stewart & Co., Ltd., a company organized under the laws of Bermuda (the "Company"), W.P. Stewart Asset Management, Ltd., a company organized under the laws of Bermuda (the "Lender") and ______________ an individual residing at _______________________________ ("Purchaser").

                                    RECITALS:

            The Company has adopted the W.P. Stewart & Co., Ltd. 2001 Employee Equity Incentive Plan (the "Plan"), which is attached hereto as Exhibit A and which permits the purchase of restricted shares of the Company, and the Company has taken all necessary actions to grant the following right to purchase restricted shares pursuant and subject to the terms of the Plan.

            The Company is the issuer of shares of the Company, par value US$0.001 per share (the "Shares"). Purchaser wishes to subscribe for and purchase Shares from the Company, and the Company is willing to sell Shares to Purchaser, on the terms and conditions herein set forth and under the Plan.

            Lender is willing to lend to Purchaser the funds required to purchase the Shares.

            In consideration of the mutual promises herein set forth, the parties hereto agree as follows:

            Any capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

            1. Sale and Purchase. At the Closing (as defined herein), the Company hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase, ________Shares (the "Purchase Shares"), at the purchase price of US$______ per share, for an aggregate purchase price of US$_______. Purchaser shall pay such aggregate purchase price to the Company upon the execution of this Agreement by check in the amount of US$___________.

            2. Loan. Lender agrees to lend to Purchaser funds in the amount of US$_______ to be used by Purchaser solely for the purchase of the Purchase Shares. Such loan shall be evidenced by a secured promissory note, of even date herewith, from Purchaser to Lender, in the principal amount of US$________ (the "Note") in substantially the form attached as Exhibit B hereto, together with a Pledge and Assignment Agreement signed by Purchaser (the "Pledge") in substantially the form attached as Exhibit C hereto.

            3. Certificates. Purchaser acknowledges that the Purchase Shares, until vested (as defined in the Plan), will not be represented by certificates and that Purchaser's ownership of such Shares shall be evidenced only in the register of shareholders of the Company.

            4. Vesting. The Purchase Shares shall vest (as defined in the Plan) in equal amounts each calendar quarter for a period of 28 quarters, commencing with the quarter ending __________________; provided that, in the event of a termination of employment with the Company or its affiliates, no additional vesting shall occur following the end of the calendar quarter in which such termination occurs. Notwithstanding any other provision of this Agreement, the Committee may grant accelerated vesting of the Purchase Shares at such times and in such circumstances as it deems appropriate and equitable in its absolute discretion.

            5. Distributions. Purchaser shall be entitled to receive all dividends, distributions or profits on or in connection with the Purchase Shares which are paid or payable on or after _________________.

            6. Termination. In the event Purchaser, for any reason whatsoever, is not in the employment of the Company or its affiliates ("Termination of Employment"), Purchaser or Purchaser's heirs, executors, legal representatives or permitted assigns shall transfer to the Company all rights to any of the Purchase Shares which have not vested at the time of such termination, and the Company promptly shall return to Purchaser the lesser of the price per share paid for such unvested Purchase Shares or the average closing price per share as reported on the New York Stock Exchange during the most recent 30 day period, in either case multiplied by the number of such unvested Purchase Shares. If Purchaser is, at that time, indebted to Lender under the Note, Purchaser agrees that the Company will, before making any payment to Purchaser, pay to Lender any amount otherwise due to Purchaser under this Section 6 to the extent of, and in partial or full repayment (on behalf of Purchaser) of, any amount due under the Note.

            7. Change in Control. Notwithstanding any other provision of this Agreement, all Purchase Shares shall be deemed to be fully vested upon any Change in Control (as defined herein). For purposes of this Agreement, a "Change of Control" shall mean any of the following: (i) the consummation of an amalgamation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such amalgamation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such amalgamation or other reorganization; (ii) a public announcement that any person has acquired beneficial ownership of 51% or more of the then outstanding shares of the Company and, for this purpose, the terms "person" and "beneficial ownership" shall have the meanings provided in
Section 13(d) of the U.S. Securities Exchange Act of 1934 or related rules promulgated by the U.S. Securities and Exchange Commission; (iii) the commencement of or public announcement of an intention to make a tender or exchange offer for 51% or more of the then outstanding shares of the Company;
(iv) a sale of all or substantially all of the assets of the Company; or (v) the Board of Directors of the Company, in its sole and absolute discretion, determines that there has been a sufficient change in the share ownership of the Company to constitute a change in control of the Company.

            8. Closing. The Closing of the transactions contemplated in this Agreement (the "Closing") shall be deemed to occur as of ____________________, or such other time and place as the parties shall agree. All documents delivered and all actions taken at the Closing shall be deemed to have occurred simultaneously. At the Closing the following documents shall be delivered and the following actions shall be taken:

                  (a) Purchaser and the Company each shall execute and deliver this Purchase Agreement;

                  (b) Purchaser shall deliver payment in full for the Purchase Shares as provided in Section 1, by means of a check;

                  (c) If all or part of the payment for the Purchase Shares is being made by means of a Note, Lender shall make the Loan, and Purchaser shall deliver a Note and a Pledge and Assignment Agreement.

            9. Tax Election. Concurrently with the execution of this Agreement, Purchaser may deliver to the Company two copies of a statement signed by Purchaser (both of which bear Purchaser's original signature) with respect to Purchaser's election to include in Purchaser's gross income for U.S. tax purposes the excess, if any, of the fair market value of the Purchase Shares over the total purchase price therefor in accordance with Section 83(b) of the U.S. Internal Revenue Code of 1986, as amended. In that case, Purchaser shall submit one copy of such statement with Purchaser's ____ U.S. federal tax return and hereby authorizes the Company to file one copy of such statement with the Internal Revenue Service on Purchaser's behalf.

            10. Company Representations and Warranties. The Company represents and warrants to Purchaser that: (i) the Company is duly organized, validly existing and in good standing under the laws of Bermuda; (ii) the Purchase Shares are being sold to Purchaser free and clear of all claims, liens, charges and encumbrances, and are duly and validly authorized and, upon payment therefore by Purchaser, will be duly and validly issued, outstanding, fully paid and nonassessable; and (iii) the issuance of the Purchase Shares will not violate any provision of the organizational documents of the Company, or any law or regulation, or any court or administrative order, or any agreement by which the Company or any of its property may be bound.

            11. Severability. If any provision of this Agreement shall be declared illegal or unenforceable under any law, rule or regulation of any federal, state or local government, or any agency or bureau thereof, having jurisdiction over any of the parties hereto, such illegality or unenforceability shall not affect the validity and enforceability of any of the other provisions hereof, and the parties shall use reasonable efforts to modify this Agreement, to the extent possible, so as to eliminate such invalidity.

            12. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of Bermuda, without reference to conflicts of law provisions thereof.

            13. Amendment. This Agreement shall not be amended or modified except by a written agreement signed by both of the parties hereto.

            14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

            15. Entire Agreement; Conflict. This Agreement, together with the Note and the Pledge, if any, and the Plan contain the entire agreement of the parties with respect to the subject matter hereof and supersede any written or oral agreement between the Company and Purchaser relating thereto. If there is any conflict between this Agreement and the Plan, the terms and conditions of the Plan shall govern.

                       [Signature page follows this page.]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          The Company:
                                          W.P. STEWART & CO., LTD.

                                          By:___________________________________
                                          Title:________________________________


                                          The Lender:
                                          W.P. STEWART ASSET
                                           MANAGEMENT, LTD.

                                          By:___________________________________
                                          Title:________________________________

                                          Purchaser:

                                          ______________________________________

                                                 Exhibit A to Purchase Agreement

                       2001 Employee Equity Incentive Plan
                                (attached hereto)

                                                 Exhibit B to Purchase Agreement

                                      Note
                                (attached hereto)

                                                 Exhibit C to Purchase Agreement

                         Pledge and Assignment Agreement
                                (attached hereto)